..
EXHIBIT 10.20A

AMENDMENT TO THE FIRST OAK BROOK BANCSHARES, INC.
INCENTIVE COMPENSATION PLAN

Section 6.2 shall be amended by replacing the third sentence by the following:

“In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, in accordance with the limitations set forth in Sections 6.1 and 7.1, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of a Share of the Common Stock and other value determinations applicable to outstanding Awards.”

Section 10.3 shall be amended to include the following at the end thereof.

“No Award may be amended, modified, extended or renewed after December 31, 2004 in a manner that would subject the Award to Section 409A, unless such Award is intended to be subject to Section 409A and such amendment, modification, extension or renewal is made in accordance with Section 409A.”

New Section 11.10 shall be added as follows:

“Section 11.10. Stock Unit Awards. No Award of any Stock Units shall be made after December 31, 2004 that are not settled promptly after the expiration of lapse restrictions unless such Award is granted upon terms and conditions that comply with Section 409A.”

Section 12.15 shall be amended to include the following at the end thereof:

“Notwithstanding anything herein to the contrary, effective January 1, 2005, the determination of Fair Market Value shall comply with Section 409A.”

New Section 12.22a shall be added to read as follows:

“Section 409A” means Code Section 409A and any regulations and guidance of general applicability issued thereunder.”

The foregoing amendments were adopted on February 22, 2007 but effective as of January 1, 2005 unless Section 409A (as defined above) requires an earlier or later effective date, in which case such earlier or later date shall be the effective date.